Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, DC 20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Third Quarter 2017 Financial Results

● Revenues of $449.0 Million, up 2.5% over Prior Year

● Fully Diluted EPS of $0.85, up 63.5% over Prior Year; Adjusted EPS of $0.83, up 59.6% over Prior Year

● $52.7 Million Returned through Share Repurchases during Third Quarter

Washington, D.C., Oct. 26, 2017 — FTI Consulting, Inc. (NYSE: FCN) today released its financial results for the quarter ended September 30, 2017.

For the quarter, revenues of $449.0 million increased $10.9 million, or 2.5%, compared to revenues of $438.0 million in the prior year quarter. The increase in revenues was primarily driven by higher revenues in the Corporate Finance & Restructuring segment. Third quarter 2017 net income of $32.2 million increased $10.5 million, or 48.5% compared to net income of $21.7 million in the prior year quarter. Adjusted EBITDA was $57.4 million, or 12.8% of revenues, compared to $47.2 million, or 10.8% of revenues, in the prior year quarter. The increase in Adjusted EBITDA was due to an increase in higher margin revenues, including success fees, improved utilization, and lower selling, general and administrative expenses. Fully diluted earnings per share (“EPS”) of $0.85 and Adjusted EPS were $0.83, compared to EPS and Adjusted EPS of $0.52 in the prior year quarter. Both EPS and Adjusted EPS were benefited by a lower effective tax rate, which included the benefits of reduced foreign net operating losses and related valuation allowances resulting from intercompany service fees and an increase in the projected mix of lower taxed foreign earnings.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, said, “We are the leader in many of our practices across the world. This quarter’s results reflect those leadership positions coupled with prudent cost management and the significant progress we have made growing and adding talent in the areas in which we have a right to win.”

Cash Position and Capital Allocation

Net cash provided by operating activities of $106.2 million for the three months ended September 30, 2017, compared to $70.9 million for the three months ended September 30, 2016. The improvement in operating cash flow was due to higher cash collections, lower income tax payments, and the timing of certain operating expenses and payroll.

During the quarter, the Company repurchased 1,599,400 shares of its common stock at an average price of $32.98 for a total cost of $52.7 million. As of September 30, 2017, $26.1 million remained available under the Company’s $200.0 million share repurchase authorization.

Total debt of $465.0 million at September 30, 2017, compared to $475.0 million at September 30, 2016. Cash and cash equivalents were $158.0 million at September 30, 2017, compared to $225.2 million at September 30, 2016. Total debt, net of cash, of $307.0 million at September 30, 2017, compared to $249.8 million at September 30, 2016.

Third Quarter 2017 Segment Results

Corporate Finance & Restructuring

Revenues in the Corporate Finance & Restructuring segment increased $17.5 million, or 15.8%, to $128.1 million in the quarter, compared to $110.6 million in the prior year quarter. Revenues increased primarily due to higher demand for restructuring services globally and an increase in success fees. Adjusted Segment EBITDA was $26.7 million, or 20.9% of segment revenues, compared to $17.8 million, or 16.1% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues with improved utilization.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased $3.6 million, or 3.1%, to $118.6 million in the quarter, compared to $115.0 million in the prior year quarter. The increase in revenues was primarily due to higher demand for forensic accounting and advisory services and construction solutions offerings, which was partially offset by lower success fees in health solutions. Adjusted Segment EBITDA was $22.5 million, or 19.0% of segment revenues, compared to $16.6 million, or 14.4% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues with improved utilization.

Economic Consulting

Revenues in the Economic Consulting segment decreased $10.7 million, or 8.8%, to $111.8 million in the quarter, compared to $122.5 million in the prior year quarter. The decrease in revenues was primarily due to lower demand for antitrust and financial economics services in North America. Adjusted Segment EBITDA was $12.1 million, or 10.8% of segment revenues, compared to $18.4 million, or 15.0% of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA was primarily due to lower revenues with lower utilization, which was partially offset by lower compensation costs.

Technology

Revenues in the Technology segment decreased $1.8 million, or 4.1%, to $42.3 million in the quarter, compared to $44.1 million in the prior year quarter. The decrease in revenues was primarily driven by lower demand for managed review and lower pricing for hosting services, which was partially offset by higher demand for consulting services. This shift was largely related to the wind down of large cross-border investigations, which was partially offset by increased M&A-related “second request” activity. Adjusted Segment EBITDA was $6.0 million, or 14.1% of segment revenues, compared to $7.4 million, or 16.8% of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA was due to a decline in higher margin hosting-related revenues.

Strategic Communications

Revenues in the Strategic Communications segment increased $2.3 million, or 5.1%, to $48.2 million in the quarter, compared to $45.8 million in the prior year quarter. The increase in revenues was primarily driven by an increase in retainer-based revenues, which was partially offset by lower pass-through revenues. Adjusted Segment EBITDA was $8.1 million, or 16.8% of segment revenues, compared to $7.5 million, or 16.4% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was due to the increase in revenues.

2017 Guidance

The Company revised its full year 2017 guidance for revenues to be between $1.775 billion and $1.800 billion. This compares to the previous range of between $1.775 billion and $1.875 billion. The Company reaffirmed full year 2017 guidance for EPS and Adjusted EPS to be between $1.37 and $1.67 and $1.90 and $2.20, respectively. The variance between EPS and Adjusted EPS guidance is related to the second quarter of 2017 special charge of $30.1 million, or $0.52 per share, resulting from headcount reductions, the Company’s Washington, D.C., office relocation and other costs related to the disposal or closure of several small international offices.

Third Quarter 2017 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss third quarter 2017 financial results at 9:00 a.m. Eastern Time on October 26, 2017. The call can be accessed live and will be available for replay over the Internet for 90 days by logging on to the Company’s investor relations website here.

Investor Day

FTI Consulting will host an investor day on Monday, November, 13, 2017, from 10:00 a.m. to 2:30 p.m. Eastern Time. Presentations will be presented by members of FTI Consulting’s executive committee. The event will take place at 10 on the Park at the Time Warner Center, located at 60 Columbus Circle, New York, NY 10019, and is open to institutional investors and analysts. Visit the Company’s Investor Day website here to RSVP for this event.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory, reputational and transactional. With more than 4,600 employees located in 28 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges and make the most of opportunities. The Company generated $1.81 billion in revenues during fiscal year 2016. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with GAAP. Certain of these measures are considered “non-GAAP financial measures” under the SEC rules. Specifically, we have referred to the following non-GAAP measures:

•	Total Segment Operating Income

•	Adjusted EBITDA

•	Total Adjusted Segment EBITDA

•	Adjusted EBITDA Margin/Adjusted Segment EBITDA Margin

•	Adjusted Net Income

•	Adjusted Earnings per Diluted Share

•	Free Cash Flow

We have included the definitions of Segment Operating Income and Adjusted Segment EBITDA below in order to more fully define the components of certain non-GAAP financial measures presented in this earnings release. We define Segment Operating Income as a segment’s share of Consolidated Operating Income. We define Total Segment Operating Income, which is a non-GAAP financial measure, as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of Consolidated Operating Income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA as a basis to internally evaluate the financial performance of our segments because we believe it reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We define Adjusted Segment EBITDA Margin as Adjusted Segment EBITDA as a percentage of a segment’s revenues.

We define Total Adjusted Segment EBITDA, which is a non-GAAP financial measure, as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenues. We believe that the non-GAAP financial measures, which exclude the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges, when considered together with our GAAP financial results and GAAP measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, which excludes the effects of the remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

We define Free Cash Flow as net cash provided by operating activities less cash payments for purchases of property and equipment. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of the Company’s ability to generate cash for ongoing business operations and other capital deployment.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions, share repurchases and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flows in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate, fluctuations in the price per share of our common stock, other market and general economic conditions and other future events, which could impact each of our segments differently and could be outside of our control, the pace and timing of the consummation and integration of future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients, and other risks described under the heading “Item 1A Risk Factors” in the Company’s quarterly report on the Form 10-Q for the quarter ended June 30, 2017 filed with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations,” and in the Company’s other filings with the SEC. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$157,961	$216,158
Accounts receivable:
Billed receivables	415,090	365,385
Unbilled receivables	328,526	288,331
Allowance for doubtful accounts and unbilled services	(196,484)	(178,819)

Accounts receivable, net	547,132	474,897
Current portion of notes receivable	23,924	31,864
Prepaid expenses and other current assets	59,196	60,252

Total current assets	788,213	783,171
Property and equipment, net of accumulated depreciation	70,982	61,856
Goodwill	1,204,164	1,180,001
Other intangible assets, net of amortization	46,788	52,120
Notes receivable, net of current portion	106,462	104,524
Other assets	43,984	43,696

Total assets	$2,260,593	$2,225,368

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$108,054	$87,320
Accrued compensation	232,291	261,500
Billings in excess of services provided	26,521	29,635

Total current liabilities	366,866	378,455
Long-term debt, net	461,095	365,528
Deferred income taxes	181,293	173,799
Other liabilities	120,410	100,228

Total liabilities	1,129,664	1,018,010

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 37,941 (2017) and 42,037 (2016)	379	420
Additional paid-in capital	273,765	416,816
Retained earnings	978,886	941,001
Accumulated other comprehensive loss	(122,101)	(150,879)

Total stockholders’ equity	1,130,929	1,207,358

Total liabilities and stockholders’ equity	$2,260,593	$2,225,368

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2017	2016
Revenues	$448,962	$438,042

Operating expenses
Direct cost of revenues	294,851	293,702
Selling, general and administrative expenses	103,909	106,220
Acquisition-related contingent consideration	252	201
Amortization of other intangible assets	2,882	2,845

	401,894	402,968

Operating income	47,068	35,074

Other income (expense)
Interest income and other	1,103	3,213
Interest expense	(6,760)	(6,304)

	(5,657)	(3,091)

Income before income tax provision	41,411	31,983
Income tax provision	9,197	10,292

Net income	$32,214	$21,691

Earnings per common share — basic	$0.86	$0.53

Weighted average common shares outstanding — basic	37,431	41,239

Earnings per common share — diluted	$0.85	$0.52

Weighted average common shares outstanding — diluted	37,746	42,065

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $0	$11,234	$(4,478)

Total other comprehensive income (loss), net of tax	11,234	(4,478)

Comprehensive income	$43,448	$17,213

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016
Revenues	$1,340,021	$1,368,474

Operating expenses
Direct cost of revenues	907,994	902,532
Selling, general and administrative expenses	318,546	318,074
Special charges	30,074	6,811
Acquisition-related contingent consideration	1,424	1,541
Amortization of other intangible assets	7,797	8,041

	1,265,835	1,236,999

Operating income	74,186	131,475

Other income (expense)
Interest income and other	3,300	9,895
Interest expense	(18,811)	(18,836)

	(15,511)	(8,941)

Income before income tax provision	58,675	122,534
Income tax provision	17,601	44,115

Net income	$41,074	$78,419

Earnings per common share — basic	$1.05	$1.92

Weighted average common shares outstanding — basic	39,301	40,856

Earnings per common share — diluted	$1.03	$1.88

Weighted average common shares outstanding — diluted	39,715	41,605

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $0	$28,778	$(23,645)

Total other comprehensive income (loss), net of tax	28,778	(23,645)

Comprehensive income	$69,852	$54,774

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net income	$32,214	$21,691	$41,074	$78,419
Add back:
Special charges	—	—	30,074	6,811
Tax impact of special charges	(832)	—	(9,935)	(2,483)
Remeasurement of acquisition-related contingent consideration	—	—	702	980
Tax impact of remeasurement of acquisition-related contingent consideration	—	—	(269)	(380)

Adjusted Net Income	$31,382	$21,691	$61,646	$83,347

Earnings per common share — diluted	$0.85	$0.52	$1.03	$1.88
Add back:
Special charges	—	—	0.76	0.16
Tax impact of special charges	(0.02)	—	(0.25)	(0.06)
Remeasurement of acquisition-related contingent consideration	—	—	0.02	0.02
Tax impact of remeasurement of acquisition-related contingent consideration	—	—	(0.01)	—

Adjusted earnings per common share — diluted	$0.83	$0.52	$1.55	$2.00

Weighted average number of common shares outstanding — diluted	37,746	42,065	39,715	41,605

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Three Months Ended September 30, 2017 (Unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Net income							$32,214
Interest income and other							(1,103)
Interest expense							6,760
Income tax provision							9,197

Operating income	$24,706	$21,127	$10,524	$3,002	$6,536	$(18,827)	$47,068
Depreciation and amortization	811	1,012	1,383	2,813	584	867	7,470
Amortization of other intangible assets	1,217	400	154	158	953	—	2,882

Adjusted EBITDA	$26,734	$22,539	$12,061	$5,973	$8,073	$(17,960)	$57,420

Nine Months Ended September 30, 2017 (Unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Net income							$41,074
Interest income and other							(3,300)
Interest expense							18,811
Income tax provision							17,601

Operating income	$48,902	$34,234	$37,034	$5,874	$8,308	$(60,166)	$74,186
Depreciation and amortization	2,360	3,217	4,273	9,020	1,732	3,166	23,768
Amortization of other intangible assets	2,796	1,196	463	477	2,865	—	7,797
Special charges	3,049	10,445	5,910	3,827	3,599	3,244	30,074
Remeasurement of acquisition-related contingent consideration	—	—	—	—	702	—	702

Adjusted EBITDA	$57,107	$49,092	$47,680	$19,198	$17,206	$(53,756)	$136,527

Three Months Ended September 30, 2016 (Unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Net income							$21,691
Interest income and other							(3,213)
Interest expense							6,304
Income tax provision							10,292

Operating income	$16,182	$14,867	$16,888	$2,869	$6,006	$(21,738)	$35,074
Depreciation and amortization	698	1,203	1,312	4,121	586	1,390	9,310
Amortization of other intangible assets	882	484	154	408	917	—	2,845

Adjusted EBITDA	$17,762	$16,554	$18,354	$7,398	$7,509	$(20,348)	$47,229

Nine Months Ended September 30, 2016 (Unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Net income							$78,419
Interest income and other							(9,895)
Interest expense							18,836
Income tax provision							44,115

Operating income	$76,740	$45,005	$51,390	$2,569	$16,661	$(60,890)	$131,475
Depreciation and amortization	2,175	3,278	3,172	11,901	1,602	3,231	25,359
Amortization of other intangible assets	2,491	1,519	492	725	2,814	—	8,041
Special Charges	—	1,750	—	5,061	—	—	6,811
Remeasurement of acquisition-related contingent consideration	—	—	—	—	980	—	980

Adjusted EBITDA	$81,406	$51,552	$55,054	$20,256	$22,057	$(57,659)	$172,666

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

					Average Billable	Revenue- Generating
	Segment	Adjusted	Adjusted EBITDA
	Revenues	EBITDA	Margin	Utilization	Rate	Headcount
	(in thousands)					(at period end)
Three Months Ended September 30, 2017 (Unaudited)
Corporate Finance & Restructuring	$128,121	$26,734	20.9%	64%	$390	934
Forensic and Litigation Consulting	118,639	22,539	19.0%	63%	$326	1,080
Economic Consulting	111,753	12,061	10.8%	62%	$520	688
Technology(1)	42,282	5,973	14.1%	N/M	N/M	291
Strategic Communications(1)	48,167	8,073	16.8%	N/M	N/M	626

	$448,962	$75,380	16.8%			3,619

Unallocated Corporate		(17,960)

Adjusted EBITDA		$57,420	12.8%

Nine Months Ended September 30, 2017 (Unaudited)
Corporate Finance & Restructuring	$351,509	$57,107	16.2%	61%	$383	934
Forensic and Litigation Consulting	341,455	49,092	14.4%	61%	$318	1,080
Economic Consulting	374,978	47,680	12.7%	68%	$519	688
Technology(1)	133,935	19,198	14.3%	N/M	N/M	291
Strategic Communications(1)	138,144	17,206	12.5%	N/M	N/M	626

	$1,340,021	$190,283	14.2%			3,619

Unallocated Corporate		(53,756)

Adjusted EBITDA		$136,527	10.2%

Three Months Ended September 30, 2016 (Unaudited)
Corporate Finance & Restructuring	$110,617	$17,762	16.1%	61%	$379	904
Forensic and Litigation Consulting	115,045	16,554	14.4%	57%	$330	1,145
Economic Consulting	122,480	18,354	15.0%	69%	$534	647
Technology(1)	44,072	7,398	16.8%	N/M	N/M	298
Strategic Communications(1)	45,828	7,509	16.4%	N/M	N/M	624

	$438,042	$67,577	15.4%			3,618

Unallocated Corporate		(20,348)

Adjusted EBITDA		$47,229	10.8%

Nine Months Ended September 30, 2016 (Unaudited)
Corporate Finance & Restructuring	$369,915	$81,406	22.0%	68%	$388	904
Forensic and Litigation Consulting	352,242	51,552	14.6%	60%	$329	1,145
Economic Consulting	371,217	55,054	14.8%	74%	$516	647
Technology(1)	134,235	20,256	15.1%	N/M	N/M	298
Strategic Communications(1)	140,865	22,057	15.7%	N/M	N/M	624

	$1,368,474	$230,325	16.8%			3,618

Unallocated Corporate		(57,659)

Adjusted EBITDA		$172,666	12.6%

N/M - Not meaningful

(1)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine months ended
	September 30,
	2017	2016
Operating activities
Net income	$41,074	$78,419

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,768	25,359
Amortization and impairment of other intangible assets	7,797	8,041
Acquisition-related contingent consideration	1,547	1,541
Provision for doubtful accounts	10,510	5,903
Non-cash share-based compensation	12,888	13,381
Non-cash interest expense	1,489	1,489
Other	297	(1,159)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(72,640)	(67,318)
Notes receivable	8,449	(3,674)
Prepaid expenses and other assets	935	(3,575)
Accounts payable, accrued expenses and other	16,823	10,900
Income taxes	8,876	28,204
Accrued compensation	(34,123)	4,486
Billings in excess of services provided	(3,657)	9,578

Net cash provided by operating activities	24,033	111,575

Investing activities
Payments for acquisition of businesses, net of cash received	(8,929)	(56)
Purchases of property and equipment	(20,021)	(22,855)
Other	74	74

Net cash used in investing activities	(28,876)	(22,837)

Financing activities
Borrowings under revolving line of credit, net	95,000	(25,000)
Deposits	3,585	2,806
Purchase and retirement of common stock	(155,285)	(2,903)
Net issuance of common stock under equity compensation plans	(2,354)	18,394
Other	(79)	357

Net cash used in financing activities	(59,133)	(6,346)

Effect of exchange rate changes on cash and cash equivalents	5,779	(6,968)

Net increase (decrease) in cash and cash equivalents	(58,197)	75,424
Cash and cash equivalents, beginning of period	216,158	149,760

Cash and cash equivalents, end of period	$157,961	$225,184